Greenwich Street Series Fund:
     Intermediate High Grade Portfolio
     Appreciation Portfolio
     Fundamental Value Portfolio
     Capital and Income Portfolio
     Diversified Strategic Income Portfolio
     Equity Index Portfolio
     Salomon Brothers Variable Growth & Income Fund
     Salomon Brothers Variable Aggressive Growth Fund
     Salomon Brothers Variable Money Markey Fund
     Salomon Brothers Variable All Cap Value Fund
     Salomon Brothers Variable International Equity Fund

Sub-Item 77Q1

Registrant incorporates by reference Registrant's Supplement to the Prospectus dated JUNE 28, 2005 filed on JUNE 28, 2005.
(Accession No. 0001193125-05-133550)